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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Mattel, Inc. on Form S-4 of our reports dated February 7, 1996, except for
Note 5, as to which the date is February 15, 1996, appearing in the Annual Report on Form 10-K of Tyco Toys, Inc. for the year ended December 31, 1995 and to the reference to us with regard thereto under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also hereby consent to the reference to us under the headings "The Merger -- Accounting Treatment" and "Experts" in such Proxy Statement/Prospectus with regard to our opinion dated November 17, 1996, relating to the ability of Tyco Toys, Inc. to enter into a transaction to be accounted for as a pooling-of-interests up to the date of such opinion. In giving such consent, we do not thereby admit that such reference or a consent to such opinion is required under
Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

February 13, 1997